                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement of Cellular Communications of Puerto Rico, Inc., for the registration of 751,000 shares of its Common Stock (including Series A Junior Participating Preferred Stock Purchase Rights) pertaining to the Cellular Communications of Puerto Rico, Inc. Nonqualified Stock Option Agreements, of our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Cellular Communications of Puerto Rico, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, that has been incorporated by reference in the Registration Statement (Form S-8 No. 33-54796) dated November 11, 1992.


                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       ERNST & YOUNG LLP

Hato Rey, Puerto Rico
September 24, 1996


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